UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 17, 2011

AMBASSADORS INTERNATIONAL, INC.
______________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-26420	91-1688605
(State or other jurisdiction	(Commission	(IRS Employer ID
of incorporation)	File Number)	Number)

2101 4th Avenue, Suite 210 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(206) 292-9606

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously disclosed, on April 1, 2011, Ambassadors International, Inc. (the “Company”) and the subsidiaries of the Company organized or incorporated in the United States (the “U.S. Subsidiaries” and, together with the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (collectively, the “Chapter 11 Case”).

On May 17, 2011, the Company and certain of the U.S. Subsidiaries (collectively, the “Sellers”) entered into an Asset Purchase Agreement dated as of May 17, 2011 (the “Purchase Agreement”) with TAC Cruise, LLC (“TAC”), under which TAC agreed to purchase from the Sellers substantially all of the assets of the Sellers, including the equity interests in the Company’s foreign subsidiary that owns the Company’s Windstar Cruises business, in accordance with the terms and conditions set forth in the Purchase Agreement.   The Purchase Agreement was executed followed an auction conducted by order of the Bankruptcy Court at which TAC was determined to be the highest bidder.

The Purchase Agreement, and the consummation of the transactions contemplated thereby, was approved on May 19, 2011, following a hearing, by order of the Bankruptcy Court.

The Purchase Agreement provides that the consideration to be paid by TAC for the acquired assets will consist of  cash in the amount of approximately $39.0 million and an assumption of specified liabilities of the Sellers.  Under the terms of the Purchase Agreement, consummation of the sale to TAC will be subject to a number of customary conditions, including, among others, the accuracy of the representations and warranties of the parties; material compliance by the parties with their obligations under the Purchase Agreement; the absence of a material adverse effect with respect to the business or assets of the Company or any of its subsidiaries; and the release or discharge of all liens or encumbrances on the acquired assets, other than certain permitted encumbrances as defined in the Purchase Agreement.   Closing of the sale is currently anticipated to take place on or about May 23, 2011.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 8.01  OTHER EVENTS.

On May 19, 2011, the Company issued a press release announcing the execution of the Purchase Agreement by the Company and TAC and the approval of the Purchase Agreement by the Bankruptcy Court.  A copy of the press release is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.2.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

Exhibit No.	Description
2.1	Asset Purchase Agreement
99.1	Press Release dated May 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May  20,  2011

AMBASSADORS INTERNATIONAL, INC.
By:	/s/ Mark T. Detillion
Name: Mark T. Detillion
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated as of May 17, 2011
99.1	Press Release dated May 19, 2011